Exhibit 10.15

Salaries and Bonuses of Named Executive Officers

The following table sets forth for each person identified as a Named Executive Officer in the Company’s Proxy Statement for its 2006 Annual Meeting of Stockholders the discretionary bonuses for 2005 and annual salaries effective January 1, 2006 approved by the Compensation Committee of the Board of Directors in December 2005 and paid in January 2006:

Name of Executive Officer	Bonus for 2005		Salary for 2006
Leonard P. Shaykin	$100,000	(1)	$370,350
Martin M. Batt	$20,000	(2)	$270,000
Patricia A. Pilia			$235,000
Gordon Link	$16,667	(3)	$240,000
Kai P. Larson	$11,667	(4)	$220,400

(1)          Does not include an additional $100,000 which is contingent upon the Company closing a significant equity financing.

(2)          Does not include an additional $40,000 which is contingent upon the Company closing a significant equity financing.

(3)          Does not include an additional $33,333 which is contingent upon the Company closing a significant equity financing.

(4)          Does not include an additional $38,333 which is contingent upon the Company closing a significant equity financing.